UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2007

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By letter dated September 19, 2007, Michael H.R Dingus, Senior Vice President of Sunoco, Inc. resigned as a director of Sunoco Partners LLC (the “Company”), general partner of Sunoco Logistics Partners L.P. (the “Partnership”). Mr. Dingus’ resignation, which was accepted by the Company on October 1, 2007, was not the result of any disagreement relating to the operations, policies or practices, of either the Company or the Partnership. A copy of Mr. Dingus’ letter of resignation is attached as Exhibit 17.1 to this Current Report on SEC Form 8-K.

Concurrently with the Company’s acceptance of Mr. Dingus’ resignation, Mr. Terence P. Delaney was elected as a director of the Company, by unanimous consent of the Company’s members, to fill the vacancy created by the resignation of Mr. Dingus. For the immediate future, Mr. Delaney will not serve on any committees of the Company’s Board of Directors. Each of the Company’s members is a wholly owned subsidiary of Sunoco, Inc. Mr. Delaney currently is the Vice President, Investor Relations and Strategic Planning, Sunoco, Inc. There is no arrangement or understanding between Mr. Delaney and any person, other than Sunoco, Inc., pursuant to which Mr. Delaney was elected as a director. Mr. Delaney has not entered into any agreement or transaction with the Company, or the Partnership, in which he had, or will have, a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1.	Resignation Letter, dated September 19, 2007, from Michael H. R. Dingus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ DANIEL D. LEWIS
Daniel D. Lewis Comptroller

October 3, 2007

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
17.1	Resignation Letter, dated September 19, 2007, given by Michael H. R. Dingus to the Board of Directors of Sunoco Partners LLC